Exhibit 10.44
10.44 Electricity Sales Agreement, dated January 1, 2009, between
Shandong Xiangrui and Shandong Xinrui Chemical Devices Co., Ltd.
Party A (the Supplier): Shandong Xiangrui
Party B (the Purchaser): Shandong Xinrui Chemical Devices Co., Ltd.
•	General Information
•	Pursuant to the agreement Shandong Xiangrui supplies electricity to Shandong Xinrui Chemical Devices Co., Ltd.
•	The price should be RMB 0.68679/KWH, the supply term is from January 1, 2009 to December 31, 2014.

•	The disputes between each party shall be resolved by local court.
•	Headlines of the articles omitted
•	Miscellaneous